SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – November 27, 2007 (November 20, 2007)

MTI Technology Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	0-23418	95-3601802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill, Suite 200 Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 251-1101

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

On November 20, 2007, MTI Technology Corporation (“MTI” or the “Company”) accepted the overbid of Copper Holdings LLC (“Copper”), and entered into a purchase agreement with Copper (the “Copper Agreement”) for the sale of all of the issued and outstanding stock of each of MTI Technology GmbH, a wholly-owned subsidiary of MTI incorporated in Germany, MTI Technology Limited, a wholly-owed subsidiary of MTI incorporated in Scotland, and MTI France S.A.S., a wholly-owned subsidiary of MTI incorporated in France, and certain related assets (collectively, the “European Assets”).

As previously reported in the Company’s Form 8-K filed October 19, 2007 (the “October 19 8-K”), MTI had earlier entered into a purchase agreement, dated as of October 15, 2007 (the “Zinc Agreement”), with Zinc Holdings, LLC (“Zinc”) with respect to the European Assets. As previously reported in the October 19 8-K, MTI also entered into a Post-Petition Loan and Security Agreement (the “DIP Financing Agreement”) on October 15, 2007 with Zinc to provide MTI with up to $5,000,000 in revolving loans so that MTI may continue the operation of its business as a debtor in possession under Chapter 11 of the Bankruptcy Code.

Pursuant to the overbid and auction procedures set forth in the Order dated October 17, 2007 (the “Stalking Horse Order”) of the U.S. Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”), Copper submitted an overbid for the European Assets. In the auction held pursuant to the Stalking Horse Order on November 20, 2007, Copper ultimately submitted the highest bid of all other qualified bidders. Accordingly, on November 20, 2007, MTI terminated the Zinc Agreement and entered into the Copper Agreement. The Copper Agreement (a copy of which is set forth as Exhibit 10.1 to this Form 8-K) provides for a $7,275,000 purchase price for the European Assets and is otherwise identical in all material respects to the Zinc Agreement.

Pursuant to the terms of the Zinc Agreement, MTI will pay $325,000 to Zinc as a break-up fee at the time the sale contemplated by the Copper Agreement is closed. Pursuant to the terms of the DIP Financing Agreement, MTI will pay to Zinc an amount equal to the outstanding principle and interest under the DIP Financing Agreement as of the date that the sale contemplated by the Copper Agreement is closed. MTI estimates that the amount of outstanding principle and interest under the DIP Financing Agreement will be approximately $1.3 million.

Closing of the sale contemplated by the Copper Agreement is subject to the Bankruptcy Court entering an order approving the execution, delivery and performance by MTI of the Copper Agreement as well as satisfaction of the conditions set forth in the Copper Agreement.

MTI intends to continue efforts to liquidate the remainder of its assets in appropriate bankruptcy proceedings, including the continued transfer of certain customers to The Collective Group, LLC under the Client Transition Agreement dated October 12, 2007 (the “Collective Agreement”) as previously disclosed in the October 19 8-K.

The foregoing summary of the Copper Agreement is qualified in its entirety by the text of such agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement between MTI Technology Corporation and Copper Holdings LLC

This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including, but not limited to, statements regarding its expectations and intentions regarding its plans to sell its European operating subsidiaries, its intentions regarding employee layoffs and its intentions regarding its bankruptcy proceedings and liquidation. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to outcomes and developments in the Company’s bankruptcy proceedings, court rulings in the bankruptcy proceedings, the Company’s available financing, adverse developments in and increased or unforeseen legal and other costs, and the possibility that customers and others with whom the Company has contracted will terminate or reduce their relationships with the Company. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-K, as amended, for the fiscal year ended April 7, 2007, which is on file with the SEC, and in its other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date: November 27, 2007	By:	/s/ Scott J. Poteracki
	Name:	Scott J. Poteracki
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement between MTI Technology Corporation and Copper Holdings LLC